EXHIBIT 7


                              [Letterhead of HSBC]




CONFIDENTIAL

Pantene Industrial Company Limited
Unit 2705-6 27/F
Vicwood Plaza
199 Des Voeux Road Central
Hong Kong
                                                                   28 March 2006
Attn:  Mr. Brian Beazer
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Dear Sir:

BANKING FACILITIES
A/C  NO. 555-001809/004-700589*

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits which will be made available on the specific terms and conditions outlined herein and upon the satisfactory completion of the securities detailed below. These revised facilities are subject to review at any time, and in any event by 15 March 2007 and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

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                                      NEW                           PREVIOUSLY
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                                      HKD30,000,000.-#                 Nil

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LOAN FACILITY

This loan facility is granted to
finance your acquisition of
shares in Spear & Jackson, Inc.
from Jacuzzi Brands, Inc.
Drawdown of this facility must
be supported by an instruction
letter from Jacuzzi Brands,
Inc.'s lawyer Davis Polk
Wardwell. The loan proceeds will
be remitted directly by us to
the escrow account of Davis Polk
Wardwell in accordance with
details set out in their
instruction letter.
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*        This Exhibit consists of an extract from the Facility Letter dated
March 28, 2006 between HSBC and Pantene Industrial Company Limited and certain of its affiliates. The extract pertains to the lending of funds to be used in connection with the acquisition by the Reporting Persons of shares of Spear & Jackson, Inc. as reported in the Schedule 13D.

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Interest on this loan facility
will be charged at 1% above our
HKD best lending rate and
payable monthly in arrears to
the debit of your account.

This loan facility is repayable
by 48 equal monthly installments
of HKD625,000.- each commencing
1 month after drawdown. Any
undrawn portion of this loan
facility will be automatically
cancelled after 30 September
2006.
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These revised facilities will remain open for acceptance until the close of business on 13 April 2006 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.

Yours faithfully,


/s/ Vincent Leung
-----------------
Vincent Leung
Vice President

Accepted and Signed by:
United Pacific Industries Limited



/s/ Brian Beazer
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Accepted and Signed by:
Pantene Industrial Company Limited



/s/ Brian Beazer
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